UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012

THQ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On April 18, 2012, THQ Inc. (the “Company”) issued a press release announcing updated expected results for the fiscal quarter ended March 31, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

The press release attached as Exhibit 99.1 discloses forward-looking information that includes expectations that are not presented in accordance with United States generally accepted accounting principles (“GAAP”). Such non-GAAP financial measures exclude the impact of the following: stock-based compensation expense; certain deferred revenue and related costs; business realignment expense; capitalized interest; and other significant charges and benefits and related income tax effects. The Company excludes these expenses from its non-GAAP financial measures primarily because the Company does not believe they are reflective of the Company's primary business, ongoing operating results, or expected results for future periods. Additionally, for non-GAAP purposes, the Company uses a fixed, long-term projected tax rate of 15% to evaluate its operating performance, as well as to forecast, plan and analyze future periods. The Company believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its financial condition and results of operations, and helps investors compare actual results to its long-term operating goals as well as to its performance in prior periods. The non-GAAP financial measures included in the press release should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Neither the information contained in this Item 2.02 of this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06 Material Impairments.

On April 12, 2012, management concluded that the Company will recognize an impairment related to capitalized software development assets. The impairment is the result of decisions made related to our previously-announced product strategy. As a result, the Company expects to recognize a non-cash impairment charge of approximately $30.0 to $50.0 million in the three months ended March 31, 2012.

The amounts stated above are preliminary and subject to change as we finalize our assessment of the charges associated with the above items.

The foregoing discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements about the Company's estimates and expectations regarding are forward-looking. The Company uses words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” (and the negative of any of these terms), “future” and similar expressions to help identify forward-looking statements. These forward-looking statements are subject to business and economic risks and reflect management's current estimates and expectations, and involve subjects that are inherently uncertain and difficult to predict. Actual results could differ materially from the expectations set forth in these forward-looking statements. The Company will not necessarily update these forward-looking statements if they later turn out to be inaccurate. Risks and uncertainties that may affect the Company's future results include, but are not limited to, those discussed above, under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and Quarterly Reports on Form 10-Q since such date, and in other documents the Company has filed with the Securities and Exchange Commission.
Section 9 — Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
	Exhibit Number	Description
	99.1	Press Release dated April 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Brian J. Farrell
Date: April 17, 2012		Brian J. Farrell,
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated April 18, 2012